Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL AGREES TO SETTLEMENT WITH NEW YORK DEPT. OF FINANCIAL SERVICES

Ocwen will Host an Investor Conference Call Today at 5 p.m. ET

ATLANTA, GA (December 22, 2014) – Ocwen Financial Corporation (NYSE:OCN) (“Ocwen”) today announced that it has reached a comprehensive settlement with the New York Department of Financial Services (“DFS”) related to the agency’s recent investigation.

“We are pleased to have reached a comprehensive settlement with the DFS and will act promptly to comply with the terms,” said CEO Ronald Faris. “We believe this agreement is in the best interests of our shareholders, employees, borrowers and mortgage investors. We will continue to cooperate with the DFS in the implementation of the terms of this settlement which we believe will allow Ocwen to continue to focus on what we do best – helping homeowners.”

Under the terms of the settlement, Ocwen will pay a civil monetary penalty of $100 million to the DFS by December 31, 2014, which will be used by the State of New York for housing, foreclosure relief and community redevelopment programs. The Company will also pay $50 million as restitution to current and former New York borrowers who had foreclosure actions filed against them by Ocwen between January 2009 and December 19, 2014. As previously communicated in the third quarter of 2014, Ocwen recorded a charge of $100 million to increase its legal reserves in anticipation of a potential settlement with the DFS. Ocwen will record an additional $50 million charge in its fourth quarter 2014 financial statements to reflect the final settlement amount.

After nearly 30 years of distinguished service, and as part of the settlement, founder William C. Erbey will step down from his position as Executive Chairman of Ocwen, effective January 16, 2015. Barry Wish, a current director of Ocwen, will assume the role of Non-Executive Chairman on that date.

“I am grateful to the many associates who have worked alongside me and proud of what we have accomplished,” Mr. Erbey said. “I am confident about Ocwen’s future under the experienced leadership of the executive team. I have worked with Ron for more than 20 years, and he is uniquely qualified to lead Ocwen going forward.”

Ocwen has also agreed to non-monetary provisions relating to New York borrower assistance measures, a monitor-led oversight of Ocwen’s operations, interactions with related parties and certain corporate governance measures. MSR acquisitions will be subject to Ocwen meeting specified benchmarks as well as DFS approval.

A summary of the settlement terms is below.

Settlement Summary of Monetary Provisions

•	Ocwen will pay a civil monetary penalty of $100 million to the DFS by December 31, 2014, which will be used by the State of New York for housing, foreclosure relief and community redevelopment programs.
•	Ocwen will also pay $50 million as restitution to current and former New York borrowers in the form of $10,000 to each borrower whose home was foreclosed upon by Ocwen between January 2009 and December 19, 2014, with the balance distributed equally among borrowers who had foreclosure actions filed, but not completed, by Ocwen between January 2009 and December 19, 2014.

Settlement Summary of Non-Monetary Provisions

Borrower Assistance

Beginning 60 days after December 19, 2014, and for two years, Ocwen will:

•	Provide upon request by a New York borrower a complete loan file at no cost to the borrower;
•	Provide every New York borrower who is denied a loan modification, short sale or deed-in-lieu of foreclosure with a detailed explanation of how this determination was reached;
•	Provide one free credit report per year, at Ocwen’s expense, to any New York borrower on request if Ocwen made a negative report to any credit agency from January 1, 2010, and Ocwen will make staff available for borrowers to inquire about their credit reporting, dedicating resources necessary to investigate such inquiries and correct any errors.
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Operations Monitor

•	The DFS will appoint an independent Operations Monitor to review and assess the adequacy and effectiveness of Ocwen’s operations. The Operations Monitor’s term will extend for two years from its engagement, and the DFS may extend the engagement another 12 months at its sole discretion.
•	The Operations Monitor will recommend and oversee implementation of corrections and establish progress benchmarks when it identifies weaknesses.
•	The Operations Monitor will report periodically on its findings and progress. The currently existing monitor will remain in place for at least three months and then for a short transitional period to facilitate an effective transition to the Operations Monitor.

Related Companies

•	The Operations Monitor will review and approve Ocwen’s benchmark pricing and performance studies semi-annually with respect to all fees or expenses charged to New York borrowers by any related party.
•	Ocwen will not share any common officers or employees with any related party and will not share risk, internal audit or vendor oversight functions with any related party.
•	Any Ocwen employee, officer or director owning more than $200,000 equity ownership in any related party will be recused from negotiating or voting to approve a transaction with the related party in which the employee, officer or director has such equity ownership, or any transaction that indirectly benefits such related party, if the transaction involves $120,000 or more in revenue or expense.

Corporate Governance

•	Ocwen will add two independent directors who will be appointed after consultation with the Monitor and who will not own equity in any related party.
•	As of January 16, 2015, Bill Erbey will step down as an officer and director of Ocwen, as well as from the boards of Ocwen’s related companies.
•	The Operations Monitor will review Ocwen’s current committees of the Board of Directors and will consult with the Board relating to the committees. This will include determining which decisions should be committed to independent directors’ oversight, such as approval of transactions with related parties, transactions to acquire mortgage servicing rights, sub-servicing rights or otherwise to increase the number of serviced loans and new relationships with third-party vendors.
•	The Board will work closely with the Operations Monitor to identify operations issues and ensure that they are addressed. The Board will consult with the Operations Monitor to determine whether any member of senior management should be terminated or whether additional officers should be retained to achieve the goals of complying with this Consent Order.

MSR Purchases

•	Ocwen may acquire MSRs upon (a) meeting benchmarks specified by the Operations Monitor relating to Ocwen’s onboarding process for newly acquired MSRs and its ability to adequately service newly acquired MSRs and its existing loan portfolio, and (b) the DFS’s approval, not to be unreasonably withheld.
•	These benchmarks will address the compliance plan, a plan to resolve record-keeping and borrower communication issues, the reasonableness of fees and expenses in the servicing operations, development of risk controls for the onboarding process and development of a written onboarding plan assessing potential risks and deficiencies in the onboarding process.

Webcast and Conference call

The Company will host a webcast and conference call on Monday, December 22, 2014 at 5 p.m. ET, to discuss the terms of the settlement with the New York Department of Financial Services.

The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com. Click on the “Shareholder Relations” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days. The conference call will also be accessible by dialing 877-407-4018 (domestic) and 1-201-689-8471 (international). A telephonic replay of the conference call will be available through January 5, 2015, by dialing 877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13598198.

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About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, is engaged in the servicing and origination of mortgage loans. Ocwen is headquartered in Atlanta, Ga., and has additional offices and operations in California; Florida; Iowa; New Jersey; Pennsylvania; Texas; the United States Virgin Islands; Washington, D.C.; India; Philippines; and Uruguay. Utilizing proprietary technology, global infrastructure, and world-class training and processes, we provide solutions that help homeowners and make our clients’ loans worth more. Additional information is available at www.Ocwen.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to grow and adapt our business, including the availability of new loan servicing and other accretive business opportunities; uncertainty related to acquisitions, including our ability to close acquisitions and to integrate the systems, procedures and personnel of acquired assets and businesses; our ability to effectively manage our regulatory and contractual compliance obligations; the adequacy of our financial resources, including our sources of liquidity and ability to fund and recover advances, repay borrowings and comply with debt covenants; uncertainty related to general economic and market conditions, delinquency rates, home prices and disposition timelines on foreclosed properties; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K/A for the year ended December 31, 2013 (filed with the SEC on 08/18/14) and its quarterly report on Form 10-Q for the quarter ended June 30, 2014 (filed with the SEC on 08/18/14). No assurances can be given as to the amount of shares that Ocwen may repurchase pursuant to its share repurchase program or otherwise in any given period. Ocwen may use SEC Rule 10b5-1 plans in connection with its share repurchase program. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	Sard Verbinnen & Co.
T: (203) 614-0141	Margaret Popper/David Millar
E: shareholderrelations@ocwen.com	T: 212-687-8080
E: mpopper@SARDVERB.com
E: dmillar@SARDVERB.com
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